UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Polaris Parkway	Suite 400
Westerville	Ohio	43082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(614)	224-7141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	LANC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On November 18, 2024, Lancaster Colony Corporation (the “Company”), through its subsidiary Marzetti Manufacturing Company (“Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Winland Foods, Inc., a Delaware corporation (“Seller”).

Pursuant to the Purchase Agreement, at closing, Seller will sell, transfer and deliver to Buyer the sauce and dressing production facility and related real estate located at 1000 Naturally Fresh Boulevard, Atlanta, Georgia (the “Production Facility”) along with certain equipment and assets contained in the Production Facility for a purchase price of $75,000,000 in cash, as adjusted pursuant to the Purchase Agreement (the “Transaction”). Buyer intends to pay the purchase price with cash on hand. As part of the transaction, Buyer has agreed to offer to hire employees working at the Production Facility.

The Purchase Agreement contains representations and warranties and indemnification rights customary for transactions of this type. The parties have agreed to various customary covenants and agreements, including, among others, an agreement by the Seller to conduct their business in the ordinary course, consistent with past practice, during the period between executing the Purchase Agreement and the closing and not to engage in certain kinds of activities and transactions during this period without Buyer’s consent.

Consummation of the Transaction is subject to certain customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Purchase Agreement. In addition, the parties have agreed to enter into a co-manufacturing agreement pursuant to which Buyer will manufacture certain products for Seller, which Seller will purchase from Buyer, for a period of up to twelve months following closing of the Transaction as a condition to consummating the Transaction.

The Transaction is expected to close in the first quarter of calendar year 2025.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
On November 18, 2024, the Company issued a press release announcing the Transaction described above. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit Number	Description
	2.1*	Purchase and Sale Agreement dated November 18, 2024, by and between Marzetti Manufacturing Company and Winland Foods, Inc.

	99.1	Press Release dated November 18, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

	*	Certain schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCASTER COLONY CORPORATION
(Registrant)

Date:	November 18, 2024	By:	/s/ THOMAS K. PIGOTT
Thomas K. Pigott
Vice President, Chief Financial Officer
and Assistant Secretary
(Principal Financial and Accounting Officer)